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                                                                       EXHIBIT 5
                       ARONBERG GOLDGEHN DAVIS & GARMISA
                             ATTORNEYS & COUNSELORS
                           ONE IBM PLAZA - SUITE 3000
                            CHICAGO, ILLINOIS 60611

                            TELEPHONE (312) 828-9600
                            FACSIMILE (312) 828-9635



                                 March 16, 1995

Cotter & Company
2740 North Clybourn Avenue
Chicago, Illinois 60614

Gentlemen:

  We refer to the Post Effective Amendment No. 4 to Registration Statement on Form S-2 (No. 33-39477) being filed by Cotter & Company, a Delaware corporation (hereinafter referred to as the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of 12,350 shares of Class A Common Stock, $100 par value.

  The Class A Common Stock shall be issued and sold directly by the Company in 10 share units at the par value thereof, for an aggregate purchase price of $1,000 per unit. Sales shall be made to retailers of hardware and related merchandise, in connection with becoming members of the Company.

  Upon the basis of our examination, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The Company has an authorized capital consisting of 100,000 shares of Class A Common Stock, $100 par value and 2,000,000 shares of Class B Common Stock, $100 par value. As of February 25, 1995, there were 62,970 Class A Common shares issued and outstanding and 1,147,815 Class B Common shares issued and outstanding. All of said shares were legally issued, fully paid and non-assessable as of said date.

         3. The proposed offering of 12,350 shares of Class A Common Stock, $100 par value, of the Company has been duly authorized and when sold as contemplated will be legally issued and fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the related Prospectus as counsel for the Company who have passed upon the legalities of the securities registered thereunder.

                                        Sincerely,

                                        ARONBERG GOLDGEHN DAVIS & GARMISA



                                        By:  /s/ ROBERT N. SODIKOFF
                                             ---------------------
                                                 Robert N. Sodikoff